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                                                                    EXHIBIT 23.3

                          CONSENT OF ERNST & YOUNG LLP

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 31, 1997 (except for Note 13, as to which the date is January 14, 1998) with respect to the consolidated financial statements of ITCO Logistics Corporation and subsidiaries included in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-61713) and related Prospectus of J.H. Heafner Company, Inc. for the registration of the $100,000,000 10% Senior Notes Due 2008.



                                                      /s/ ERNST & YOUNG LLP



Raleigh, North Carolina
October 14, 1998